SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14A-101)

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [ ]

Filed by a Party other than the Registrant  [x]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement                [ ] Confidential, for Use of the
[ ] Definitive Additional Materials               Commission Only (as permitted)
[ ] Soliciting Material Pursuant to               by Rule 14a-6(e)(2)
    Rule 14a-11(c) or Rule 14a-12


                               VENATOR GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                             GREENWAY PARTNERS, L.P.
                               GARY K. DUBERSTEIN
                                ANDREW P. HINES
                               ALFRED D. KINGSLEY
                                  HOWARD STEIN
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[x] No Fee Required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        Not applicable
        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies: Not applicable.
        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable.
        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:  Not applicable.
        ------------------------------------------------------------------------
    (5) Total Fee Paid:  Not applicable.
        ------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:  Not applicable.
        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:  Not applicable.
        ------------------------------------------------------------------------
    (3) Filing Party:  Not applicable.
        ------------------------------------------------------------------------
    (4) Date Filed:  Not applicable.
        ------------------------------------------------------------------------

                                                              June 22, 1999

GREENWAY
PARTNERS

                                  June 22, 1999

To Our Fellow Shareholders:

                  Enclosed is a Proxy Statement and GREEN Proxy Card from the Greenway Group, which is the beneficial owner of over 14% of the outstanding shares of Venator Group, Inc. (formerly Woolworth Corporation). As the holders of over 19,000,000 shares, we urge you to join with us and use the GREEN Proxy Card to:

|X| Vote FOR our Nominees: Gary K. Duberstein, Andrew P. Hines, Alfred D. Kingsley and Howard Stein.

|X| Vote FOR our Proposal #3 recommending that the Company change its name back to Woolworth Corporation.

|X| Vote FOR our Proposal #4 recommending that the Company terminate its poison pill rights plan and not introduce any new such plan without the affirmative vote of the Company's shareholders.

                  As more fully set forth in our Proxy Statement, we are taking the unusual step of running our own nominees as Directors and soliciting our own GREEN Proxy Card in connection with the 1999 Annual Meeting of Shareholders to be held on July 16, 1999 because of, among others, the following reasons:


DISMAL              o The Company's management has failed to deliver value to
FIVE                the shareholders, as clearly evidenced by its languishing
YEAR                stock price. Based on the Company's own calculation of
STOCK               cumulative total shareholder return in its preliminary proxy
PERFORMANCE         statement, a $100 investment made on January 31, 1994 in the
                    S&P 500 Index and the S&P Retail Stores Composite Index grew to $265.70 and $272.34, respectively, by January 31, 1999.
                    IN CONTRAST, A $100 INVESTMENT IN THE COMPANY MADE ON
                    JANUARY 31, 1994 SANK TO ONLY $19.81 BY JANUARY 31, 1999.


"WATCHDOG"          o We have suggested that the Board scrutinize management's
SLATE               performance, and we have nominated a slate of four director nominees who, if elected, would be committed to serve as "watchdogs" for the shareholders' interests.


WHAT WAS            o Rather than await the vote of shareholders at the 1999
THE RUSH?           Annual Meeting, the current Board of Directors entered into new multi-million dollar employment agreements for chief executive officer Roger Farah and for chief operating officer Dale Hilpert long before their current agreements expired.




#600680 v2.

REAL                o We thought the Company was negotiating in good faith with
NEGOTIATIONS?       the Greenway Group to support the election of two of our
                    nominees (Alfred D. Kingsley and Gary K. Duberstein) who would be committed to protecting the shareholders' interests. To our surprise, the Company, without explanation, stopped communication with Greenway and filed materials for a proxy contest without even a prior courtesy call telling us that negotiations were over.


            SHAREHOLDERS NEED THEIR OWN "WATCHDOGS" TO MIND THE STORE

                  We believe that the success of any company is highly dependent on the performance of its top executive officers and that close scrutiny of such performance is required, especially when total pay packages are measured in millions of dollars annually. Top management is not royalty and their jobs should continue only upon satisfactory performance.

                  In a March 25, 1999 notice to the Company, we stated our belief that "the burden will be on each of Messrs. Farah and Hilpert to demonstrate why their respective contracts should be renewed," and indicated that, if elected, our nominees would urge the Board to undertake a review of these employment contracts. DESPITE THE COMPANY'S DISMAL PERFORMANCE, AS REFLECTED IN THE NUMBERS CITED ABOVE, AND NOTICE OF OUR CONCERNS AS A MAJOR SHAREHOLDER, THE BOARD OF DIRECTORS REWARDED MESSRS. FARAH AND HILPERT WITH NEW LUCRATIVE EMPLOYMENT CONTRACTS, WHICH INCLUDED CHANGE OF CONTROL "GOLDEN PARACHUTES" AND OTHER CORPORATE "GOODIES". Note that the Company's employment agreements with Messrs. Farah and Hilpert did not even expire until January 31, 2000 and April 30, 2000, respectively. Why did the current Board have the Company enter into new employment contracts with the CEO and COO on April 14, 1999, long before their existing contracts expired? Why did they do so in view of the Company's pitiful share price performance? Is anybody really minding the Store?

                  JOIN WITH US BY SIGNING, DATING AND RETURNING IN THE ENCLOSED ENVELOPE THE GREEN PROXY CARD. If you previously voted on a management proxy card, you have every legal right to change your vote. You can do so simply by signing, dating and returning the enclosed GREEN proxy card. ONLY YOUR LATEST DATED PROXY CARD WILL COUNT.

                                                     Very truly yours,


                                                     GREENWAY PARTNERS, L.P.




--------------------------------------------------------------------------------

                    If you have any questions about executing
                your proxy or require assistance, please contact:

                            GARLAND ASSOCIATES, INC.

                              Call: (212) 866-0095
--------------------------------------------------------------------------------

                                 PROXY STATEMENT
                           OF GREENWAY PARTNERS, L.P.

                             IN CONNECTION WITH THE

                       1999 ANNUAL MEETING OF SHAREHOLDERS

                             OF VENATOR GROUP, INC.

                  This Proxy Statement is being furnished to shareholders of Venator Group, Inc. (the "Company") in connection with a solicitation by Greenway Partners, L.P. ("Greenway") and the other participants described below under "Certain Information Concerning Greenway and the other Participants in the Solicitation." Greenway and its affiliates ("we" or the "Greenway Group") collectively constitute the Company's largest holders of shares of common stock, par value $.01 per share ("Common Stock"). The Greenway Group owns, in the aggregate, 14.3% of the Company's outstanding shares of Common Stock. This Proxy Statement is for use at the 1999 Annual Meeting of Shareholders of the Company and at any adjournments thereof (the "1999 Annual Meeting"). The Company has announced that the 1999 Annual Meeting will be held on Friday, July 16, 1999, at 1:00 p.m., local time, at the headquarters of the Company's Champs Sports Division located at 311 Manatee Avenue West, Bradenton, Florida 34205, and that the record date for shareholders entitled to vote at the 1999 Annual Meeting is June 7, 1999. Only shareholders of record at the close of business on such date will be entitled to notice of and to vote at the 1999 Annual Meeting.

                  You are urged to sign and date the enclosed GREEN proxy card and return it in the enclosed envelope whether or not you attend the meeting. A shareholder may revoke any proxy (whether such proxy was solicited by Greenway or the Company) at any time prior to its use by submitting to Greenway or the Company a written revocation or duly executed proxy bearing a later date. In addition, any shareholder who attends the meeting in person may vote by ballot at the 1999 Annual Meeting thereby cancelling any proxy previously given. Proxies may be delivered to Greenway, by hand at 277 Park Avenue, New York, New York 10172 or by mail at P.O. Box 4292, Grand Central Station, New York, New York 10163 or to the Secretary of the Company at its principal executive offices at 233 Broadway, New York, New York 10279.

                  This Proxy Statement is first being sent or given to one or more shareholders on or about June 22, 1999. The Company has reported in its proxy statement relating to the 1999 Annual Meeting (the "Company's 1999 Proxy Statement") that, as of June 7, 1999, the record date for such meeting, the Company's outstanding voting securities consisted of 137,363,467 shares of Common Stock and, unless otherwise indicated, references herein to the percentage of outstanding shares of Common Stock owned by any person were computed based upon such number of outstanding shares. Each share of Common Stock is entitled to one vote.



#395404 v14.

                  The Proxy Statement and a form of proxy will be delivered to holders of at least the percentage of the Company's Common Stock required under applicable law to carry the Proposals (as hereinafter defined). See "Vote Required."

                  YOUR VOTE AT THIS YEAR'S ANNUAL MEETING IS ESPECIALLY IMPORTANT. PLEASE SIGN AND DATE THE ENCLOSED GREEN PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY.

                  IMPORTANT: If your shares of the Company's stock are held in the name of a brokerage firm, bank, nominee or other institution, only it can sign a GREEN proxy card with respect to your shares and only upon specific instructions from you. Please contact the person responsible for your account and give instructions for a GREEN proxy card to be signed representing your shares of the Company's stock. We urge you to confirm in writing your instructions to the person responsible for your account and to provide a copy of such instructions to Greenway's proxy solicitor, Garland Associates, Inc. ("Garland") at the address indicated below so that Garland can attempt to ensure that your instructions are followed.

                  If you have any questions about executing your proxy or require assistance, please contact:

                            GARLAND ASSOCIATES, INC.

                              Call: (212) 866-0095


                                  THE PROPOSALS

                  As more fully discussed below, Greenway is soliciting proxies in connection with the 1999 Annual Meeting (i) for the election of Gary K. Duberstein, Andrew P. Hines, Alfred D. Kingsley and Howard Stein (collectively, the "Greenway Nominees") as directors of the Company, (ii) in favor of a proposal recommending that the Company change its name back to Woolworth Corporation (the "Woolworth Proposal"), and (iii) in favor of a proposal recommending that the board of directors of the Company redeem the rights distributed under the Rights Agreement dated as of March 11, 1998, as amended on May 28, 1999, terminate such Rights Agreement and not adopt any new rights agreement unless approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock (the "Poison Pill Termination Proposal"). The proposed election of the Greenway Nominees, the Woolworth Proposal and Poison Pill Termination Proposal are referred to herein collectively as the "Proposals."

                       PROPOSAL FOR ELECTION OF DIRECTORS

                  Greenway is soliciting the proxies of shareholders for the election of the Greenway Nominees as directors of the Company at the 1999 Annual Meeting, to serve until their successors are duly elected and qualified.

                  In accordance with the Company's Certificate of Incorporation and By-laws and the New York Business Corporation Law, the Company's Board of Directors is to consist of not less than nine nor more than seventeen directors, as may be determined by resolution adopted by a majority of the entire Board. The directors are to be divided into three classes as nearly equal in number as possible. At each annual meeting of shareholders, members of one of the classes, on a rotating basis, are elected for a three-year term. Based on information contained in reports filed by the Company with the Securities and Exchange Commission, the Board is currently comprised of eleven directors, four of whom have terms that expire in 1999, and according to the Company's 1999 Proxy Statement, four directors are to be elected at the 1999 Annual Meeting. The Greenway Nominees, if elected, would serve for the term expiring in 2002. If any additional directorships are to be voted upon at the 1999 Annual Meeting, Greenway reserves the right to nominate additional persons to fill such positions.

                  If the Greenway Nominees are elected and take office as directors, they intend to discharge their duties as directors of the Company in compliance with all applicable legal requirements, including the general fiduciary obligations imposed upon corporate directors.

The Greenway Nominees

                  Each of the Greenway Nominees has consented to serve as a director if elected. There are no arrangements or understandings between any such nominee and any other person pursuant to which he was selected as a Greenway Nominee, except that Greenway has agreed to indemnify Messrs. Hines and Stein against certain potential liabilities that could arise out of or result from serving as Greenway Nominees. The information below concerning age, principal occupation, directorships and beneficial ownership of Common Stock has been furnished by the respective Greenway Nominees.

                                         Present Principal Occupation and       Number of Shares      Percent of
Name, Business                        Principal Occupations During Last Five     of Common Stock        Common
Address and Age                              (5) Years; Directorships                 Owned              Stock
---------------                              ------------------------                 -----              -----
Gary K. Duberstein                    Managing Director of Greenway (an            18,952,222(1)         13.8%
c/o Greenway Partners, L.P.           investment partnership) since March
277 Park Avenue                       1993; Director of Outboard Marine
New York, New York                    Corporation (a manufacturer of
10172                                 outboard marine engines and boats)
Age 44.                               since September 1997.

Andrew P. Hines                       Executive Vice President, Chief                     590              *
c/o Outboard Marine Corporation       Financial Officer and a Director of
100 Sea Horse Drive                   Outboard Marine Corporation since
Waukegan, IL 60085                    October 1997; Chief Financial Officer,
Age 59.                               Wise Foods, Inc., May 1997 to
                                      September 1997; Senior Vice President
                                      and Chief Financial Officer of
                                      Woolworth Corporation from 1994 until
                                      April 1997.

Alfred D. Kingsley                    Senior Managing Director of Greenway         19,494,022(1)         14.2%
c/o Greenway Partners, L.P.           since March 1993; Director of Outboard
277 Park Avenue                       Marine Corporation  since September
New York, New York                    1997.  Mr. Kingsley is also a Director
10172                                 of ACF Industries, Incorporated (a
Age 56.                               manufacturer and lessor of rail cars).

Howard Stein                          Mr. Stein was Chairman and Chief                120,000(2)           *
c/o Greenway Partners, L.P.           Executive Officer of the Dreyfus
277 Park Avenue                       Corporation from 1970 until August
New York, New York                    1996.  Former Director, Mellon Bank
10172                                 Corporation.
Age 72.


------------------

*Less than one percent.

         (1) Includes 18,952,222 shares of Common Stock beneficially owned by Greenway and its affiliates (as described in "Certain Information Concerning Greenway and the Other Participants in the Solicitation" below), representing approximately 13.8% of the outstanding shares of Common Stock. 541,800 of the shares of Common Stock beneficially owned by Mr. Kingsley are directly beneficially owned by him.

         (2) Mr. Stein has an account managed by Greenbelt Corp. ("Greenbelt"), an affiliate of Messrs. Kingsley and Duberstein, which account contains, among other securities, 1,154,000 shares of Common Stock, representing less than 1% of the outstanding shares of Common Stock. Greenbelt also manages accounts for family members and employees of Mr. Stein that contain 846,000 shares of Common Stock, representing less than 1% of the outstanding shares of Common Stock. Mr. Stein disclaims beneficial ownership of all shares of Common Stock held in accounts managed by Greenbelt. Mr. Stein also is a limited partner of Greenway. Mr. Stein disclaims beneficial ownership of shares of Common Stock beneficially owned by Greenway. Mr. Stein is the direct beneficial owner of 120,000 shares of Common Stock, representing less than 1% of the outstanding shares of Common Stock. Greenway and its affiliates disclaim beneficial ownership of such shares.


                  All transactions in securities of the Company engaged in by any proposed Greenway Nominee herein during the past two years are summarized on Appendix A.

Reasons for Nomination of the Greenway Nominees

                  The Greenway Group has been a long term and active shareholder of the Company. We began purchasing shares of the Company's Common Stock during 1994, our first year of investing at Greenway, and have purchased substantial numbers of shares of Common Stock in each subsequent year. We believe that our ownership of approximately 19.5 million shares makes us the Company's largest shareholder. Our investment in the Company represents one of the largest commitments of capital in our portfolio. Consequently, the successful management of the Company is of the utmost importance to us. Indeed, as many of our fellow shareholders know, we have followed the Company closely and have put forth shareholder proposals at the Company's Annual Meetings in 1996, 1997 and 1998.

                  Although the Greenway Group continues to believe that there is great value in the Company, we are growing concerned about the apparent inability of the management of the Company to have such value reflected in the stock market price. Based on the Company's own calculation of cumulative total shareholder return in the Company's 1999 Proxy Statement, a $100 investment made on January 31, 1994 in the S&P 500 Index and the S&P Retail Stores Composite Index grew to $265.70 and $272.34, respectively, by January 31, 1999. IN CONTRAST, A $100 INVESTMENT IN THE COMPANY MADE ON JANUARY 31, 1994 SANK TO ONLY $19.81 BY JANUARY 31, 1999. According to the 1998 "Shareholder Scorecard", covering 1,000 major U.S. Companies compiled by The Wall Street Journal in its issue dated February 25, 1999, the Company's Common Stock ranked as the seventh worst performing stock over a one-year period, and the second worst performing stock over a five-year period, based on total return to shareholders.

                  In the March 10, 1999 press release issued by the Company reporting on results for the fourth quarter and fiscal year ended January 30, 1999, the Company's Chairman of the Board and Chief Executive Officer states:
"We are disappointed in the Company's 1998 financial results. . . ." So are we.
Our disappointment in the results and in the performance of the stock price has led us to seek representation on the board of directors so that we may have a better understanding of the problems facing our Company and, most importantly - a voice in solving them. Given our large equity stake in the Company, we intend to be extremely vigilant as directors. If elected, we will seek to protect the value of both our approximately 19.5 million shares and the value of everyone else's shares.

                  Greenway believes that the success of any company is highly dependent on the performance of its top executive officers. The selection of these individuals is one of the most important responsibilities of any board of directors. Roger N. Farah is the Chairman of the Board and Chief Executive Officer of the Company. According to publicly filed documents, Mr. Farah had an employment agreement with the Company that began in December 1994 and was to expire on January 31, 2000. Dale W. Hilpert is the President and Chief Operating Officer of the Company. According to publicly filed documents, Mr. Hilpert had an employment agreement with the Company that began in May 1997 and was to expire on April 30, 2000.

                  We are on record as having called for a review of Messrs. Farah's and Hilpert's performance and a determination by the Board of whether their employment agreements should be renewed at the end of their respective terms. However, despite the Company's dismal performance, as reflected in the numbers cited above, and notice of our concerns as a major shareholder, the Board entered into new employment agreements with both Mr. Farah and Mr. Hilpert many months before their existing contracts expired. Although Mr. Farah's base salary was reduced from $1.5 million to $1 million per annum under his new employment contract, this new contract includes: (i) a grant of options to purchase no less than $5 million of the Company's common stock per year, which Greenway estimates to have a value exceeding $1.7 million per year(1) (the prior agreement provided for no guaranteed option grant), regardless of the Company's performance; (ii) 275,000 shares of restricted Company stock, with a value, as of the stock market close on Friday, June 18, of nearly $2.7 million; (iii) an annual bonus award, which, at target, will result in an award to Mr. Farah equal to 100% of his base salary, or $1 million (the prior agreement, at target, provided for an award equal to 50% of his base salary, or $750,000) and (iv) a significantly enhanced change of control "golden parachute" that, if triggered, would provide Mr. Farah with lump sum payments equal to not less than three times his then base salary (currently $1 million) plus annual bonus at target (currently $1 million) in the year of termination (the prior agreement simply provided for continuation of salary, unpaid bonus and benefits through the contract term). This new contract also continues other corporate "goodies," including personal financial planning services, a car and driver and paid life insurance premiums. Additional information concerning compensation of Messrs. Farah and Hilpert is furnished in the Company's 1999 Proxy Statement. Why did the Board have the Company enter into new employment contracts with the CEO and COO on April 14, 1999, long before their existing contracts expired? Why did it do so in view of the Company's pitiful share price performance?

                  The Board was on notice that the performance of Messrs. Farah and Hilpert was an issue for the Annual Meeting. Shareholders who believe as we do could have voiced their opinions at the 1999 Annual Meeting by voting for a slate of nominees who advocated a strict review of the performance of Messrs. Farah and Hilpert prior to any renewals of their contracts when they came due on January 31, 2000 and April 30, 2000, respectively. But, the Board chose not to wait for the results of the 1999 Annual Meeting.


--------------------------------

(1) This is a theoretical value, which does not actually reflect the amount Mr. Farah may ultimately realize. Greenway used the Black-Scholes option pricing model, incorporating assumptions disclosed by the Company in its Definitive Proxy Materials for valuation of options granted to other Company executives. These assumptions include a weighted-average risk-free interest rate of 4.57 percent and a stock price volatility factor of 35 percent. Greenway further assumed that the options were issued on June 19, 1999 and are exercisable at $9-11/16 per share, the closing price of the Company's Common Stock on that date and that these options are ten-year options not exercisable until the second anniversary of their grant. This value was discounted to present value on the date of award at the weighted-average risk-free interest rate.

                  WE DISAGREE WITH THE BOARD'S DECISION TO ENTER INTO NEW LUCRATIVE CONTRACTS WITH THE TWO HIGHEST RANKING EXECUTIVE OFFICERS OF THE COMPANY LONG BEFORE THE SCHEDULED TERMINATION OF THEIR EXISTING CONTRACTS AND IN LIGHT OF WHAT WE VIEW AS POOR PERFORMANCE BY THE COMPANY. SUCH ACTIONS BY THE BOARD CONSTITUTE ANOTHER REASON THAT WE, AS MAJOR SHAREHOLDERS, ARE SEEKING REPRESENTATION ON THE BOARD. WE DO NOT BELIEVE THIS BOARD AS CONSTITUTED IS ADEQUATELY PROTECTING THE INTERESTS OF SHAREHOLDERS.

                  BY RUNNING OUR OWN SLATE OF NOMINEES, WE BELIEVE WE ARE GIVING SHAREHOLDERS A CHOICE. IF YOU ARE SATISFIED WITH THE PERFORMANCE OF THE COMPANY AND ITS STOCK PRICE, NO DOUBT, YOU WILL REELECT MANAGEMENT'S NOMINEES. BUT, IF YOU - LIKE US - ARE NOT SATISFIED AND BELIEVE THAT THE COMPANY WOULD BENEFIT BY HAVING NOMINEES SELECTED BY THE COMPANY'S LARGEST SHAREHOLDERS SERVE ON THE BOARD, WE URGE YOU TO SUPPORT THE GREENWAY NOMINEES.

Unfruitful Efforts to Avoid this Proxy Contest

                  Shortly after Greenway filed its first preliminary proxy statement, the Company contacted Greenway in an attempt to dissuade it from running a proxy contest. At a meeting on April 6, 1999, Mr. Farah and James E. Preston, a director, told representatives of the Greenway Group that a proxy contest would be "disruptive." In response, the Greenway attendees reiterated the importance we placed on having representatives on the Board in light of Greenway's ownership of approximately 14.2% of the outstanding shares of Common Stock and the poor performance of the Company. Greenway asked Messrs. Farah and Preston if the Board had any "philosophical problems" with having representatives of the Company's largest shareholder on the Board. Messrs. Farah and Preston said they could give no response to that question at that meeting but indicated they would continue discussions after consulting with the Board.

                  At a meeting held on April 22, Messrs. Farah and Preston again tried to persuade us to drop the proxy contest and stated that at some point after the 1999 Annual Meeting, the Company would add two additional directors to the Board to be nominated by the largest institutional holders of Common Stock. The Company representatives also said that the Company intended to amend its "poison pill" Rights Plan to become a "chewable poison pill". Greenway said it would consider and respond to this new information from the Company.

                  In a telephone call on April 27, Greenway told the Company that it applauded its proposal to add two additional directors to the Board nominated by large institutional investors. However, to ensure such step was actually taken and because of Greenway's position as the Company's single largest shareholder, as a compromise to the proxy contest, Greenway proposed that Alfred D. Kingsley and Gary K. Duberstein be included as nominees approved by the Board for election at the 1999 Annual Meeting, along with the four directors coming up for election. We further suggested that Messrs. Duberstein and Kingsley would accept two-year terms instead of the three-year terms granted the incumbent director nominees, and we agreed to drop our Proposals. We said that any "chewable poison pill" should be subject to a shareholder vote, but indicated our willingness to consider the terms of any proposed "chewable poison pill" and the possibility that the Greenway might vote in favor of a "chewable poison pill" if its terms were, in our opinion, sufficiently favorable to shareholders.

                  In response, the Company wrote to Greenway on May 11, 1999, suggesting that the Board would recommend the election of Messrs. Duberstein and Kingsley to the Board subject to the Company's initial conditions, which included, among other things, that (i) Messrs. Kingsley and Duberstein not stand for re-election in 2001, (ii) until 2005, Greenway not nominate, or solicit proxies in favor of, any candidate for election to the Board, (iii) Greenway not put forth any shareholder proposal or solicit proxies in connection with the 2000 Annual Meeting and (iv) Greenway agree to restrictions on trading Company securities and on making public comments relating to the Company. The Company also indicated its intention to amend its "poison pill" Rights Plan into a "chewable poison pill," a draft of which was supplied to Greenway (as amended, the "Revised Pill").

                  On May 13, 1999 Greenway sent a letter to the Company suggesting changes both to the set of agreements that the Company sought from Greenway and to the draft Revised Pill. Greenway further asked the Company to adopt formally a policy of soliciting recommendations for director nominees from major shareholders and that two seats on the Board be reserved for such purpose on an ongoing basis, with Messrs. Duberstein and Kingsley serving as the first two such nominees. Greenway also stated that it would agree not to nominate director candidates outside of normal board processes or put forth shareholder proposals for so long as Mr. Duberstein or Mr. Kingsley served as a director. However, Greenway did not agree to bar Messrs. Duberstein and Kingsley from seeking reelection should they choose to do so. Greenway further stated that it would agree to comply with the Company's policies and restrictions applicable to directors generally and as required by law, and made comments to the draft of the Revised Pill that Greenway believed would make it more favorable to Shareholders.

                  By letter dated May 14, 1999, the Company indicated it would agree to solicit shareholder nominees for two seats on the Board on an ongoing basis and accepted Greenway's position that it not be restricted from making nominations or soliciting proxies after Messrs. Kingsley and Duberstein were no longer directors, except that such restriction would continue through their initial term (2001) if they were to leave the Board earlier. The Company further indicated that it would accept certain of Greenway's suggested changes to the Revised Pill and reiterated its position that Greenway be subject to restrictions on trading Company securities and on making public comments regarding the Company.

                  By fax dated May 17, 1999, Greenway agreed, among other things, to the Company's proposed limitations on Greenway's nomination of directors and solicitation of proxies. Greenway further agreed to comply with the Company's policies and other reasonable restrictions applicable to directors generally, including those relating to nondisclosure of confidential information, trading in Company securities and public statements regarding the Company, stating its understanding that such policies on trading are intended to ensure compliance with applicable securities laws and its prohibition on public statements apply solely to statements made on behalf of the Company.

                  Greenway was encouraged by the apparent narrowing in its differences with the Company and had thought that an agreement to avoid a proxy contest would be reached. Nevertheless, late on the afternoon of May 28, the Friday before the Memorial Day weekend, and without explanation or an attempt to resolve any open issues (or even the courtesy of a telephone call), the Company filed its initial preliminary proxy statement for the 1999 Annual Meeting thereby indicating the Company's choice to proceed with a proxy contest.

                  Venator's 1999 Proxy Statement describes Mr. Duberstein and Mr. Kingsley as being "unwilling to agree that they necessarily would abide by
 .... determinations made by the Company's counsel" as to whether Greenway, at such time as it might seek to trade in the Company's securities, is in possession of material non-public information that would preclude such trading. The Company further describes Messrs. Duberstein and Kingsley as unwilling to "agree to refrain from making public statements regarding the Company without prior consultation with the Company." The Company cites these as the bases on which the Board determined to reject an agreement with Greenway.

                  As indicated above, Greenway was willing to comply with policies designed to avoid trading in Company securities that are intended to ensure compliance with securities laws and not to make statements on behalf of Venator without its blessing or disclose confidential information (but would not agree to refrain from all public statements about the Company in its capacity as an investor). Greenway believed that whatever narrow differences remained could have been discussed and resolved. Instead, to our surprise, the Company, without explanation, stopped communication with Greenway and filed materials for a proxy contest without even telling us that negotiations were over. Greenway believed that, in its negotiations with the Company, Greenway always acted in good faith and gave the Company no reason to believe that its nominees would act in any manner other than in the best interests of the Company or its shareholders. Greenway does not believe that the same can be said about the manner in which Venator conducted its negotiations with Greenway.


                               WOOLWORTH PROPOSAL

                  Greenway proposes, for the reasons stated below, the adoption by the shareholders of the following resolution (the "Woolworth Proposal").

                           RESOLVED, that it is hereby recommended that the Company change its name from Venator Group, Inc. back to Woolworth Corporation.

                  As you may recall in a letter to our fellow investors last year, we noted that Shakespeare once asked: 'What's in a name?' before concluding that a rose by any other name would smell as sweet. With some whimsy, we penned an "Ode to Venator" in iambic pentameter and pictured the Bard as joining with those who cannot abide the smell of the name Venator Group, Inc. As noted above, on the day of the 1998 Annual Meeting - the last day when our Company was called Woolworth - its share price was $19 13/16. The share price of Venator dropped as low as $3 9/16 on February 18, 1999 (a drop of over 80%) and as of yesterday (June 21) was $9 13/16 (a drop of over 50%). As the Company's largest shareholder, we find nothing even remotely whimsical about such a precipitous price drop. We do not, of course, attribute the entire decline to the unfortunate name change. But still, one can ask `What's in a name?'

                  Indeed, a board of directors of another multi-billion corporation posed that question in 1987. United Airlines had just changed its name to Allegis in a move apparently spearheaded by its chairman. Allegis was explained initially by that company as a combination of the words allegiance and aegis. But a well known investor called the name "better suited to the next world-class disease". In any event, after the resignation of that company's chairman, its board of directors opted to return to its well known name as United Airlines, despite having spent, according to published reports, $7.3 million for the name change and using the name Allegis for only six weeks.

                  The name Woolworth first appeared on stores on Main Streets well over one hundred years ago, and is well known not only in the United States but in countries around much of the world. The name so well known on Main Streets found its way to Wall Street in 1912, when Frank Winfield Woolworth joined his stores with those of five other partners and sold the first publicly offered shares of F.W. Woolworth Company. With the widespread recognition that comes from some 86 years of use on the trading floor, we continue to think it was unwise for the Company to change its corporate name to Venator - a name with a meaning known by virtually no one. To us, the whole name issue has raised a deeper concern. Our company is engaged in the retailing business where marketing decisions are key. Naming the Company is, in our opinion, a marketing issue. If the Company will give up a well known name like Woolworth in favor of Venator, we are concerned about other marketing decisions it may be making. In other words, management's decision to support dropping the corporate name Woolworth in favor of Venator was another contributing factor in our decision to seek board representation.

                  After almost a full year of operation under its new name, Greenway believes that there is still no name recognition among the general public of Venator. We feel that changing the Company's name back to Woolworth Corporation will instantly re-create the name recognition that we believe has been lost. While it may be difficult to document empirically, we believe a name as well known as Woolworth has value, which we believe will be reflected in an increased stock price.

                                      * * *

                  WE URGE SHAREHOLDERS TO VOTE FOR OUR PROPOSAL RECOMMENDING THAT THE COMPANY CHANGE ITS NAME BACK TO WOOLWORTH CORPORATION. IF OUR NOMINEES ARE ELECTED TO THE BOARD OF DIRECTORS, THEY INTEND TO SUPPORT CHANGING OUR COMPANY'S NAME BACK TO WOOLWORTH CORPORATION.

                        POISON PILL TERMINATION PROPOSAL

                  Greenway proposes, for the reasons stated below, the adoption by the shareholders of the following resolution (the "Poison Pill Termination Proposal"):

                           RESOLVED, that it is hereby recommended that the Board of Directors redeem the rights distributed under the Rights Agreement dated as of March 11, 1998, as amended May 28, 1999, terminate such Rights Agreement, and that any new Rights Agreement shall not be adopted unless approved by the affirmative vote of the holders of a majority of the outstanding shares of the Company.

                  At the 1998 Annual Meeting, a shareholder proposal similar to the Poison Pill Termination Proposal (the "1998 Poison Pill Termination Proposal") was approved by the holders of approximately 81% of the shares of Common Stock present and voting on the matter. Notwithstanding this overwhelming vote, the Board did not follow such recommendation. The 1998 Poison Pill Termination Proposal, proposed by the Southern Regional Joint Board of the Union of Needletracks, Industrial and Textile Employees, requested that the Preferred Share Purchase Rights be allowed to expire by their terms in 1998, and that the Board of Directors not adopt a new Rights Plan without the approval of a majority of outstanding shares at a meeting of the shareholders. Despite having notice of the 1998 Poison Pill Termination Proposal, the Board of Directors adopted a new Rights Agreement dated as of March 11, 1998 (the "Renewed Rights Agreement") prior to the 1998 Annual Meeting, a clear example of the Board's insensitivity to the wishes of the shareholders, and their willingness to take affirmative steps to keep themselves entrenched in their current positions.

                  Approximately 81% of the votes cast at the 1998 Annual Meeting were in favor of the 1998 Poison Pill Termination Proposal. According to a 1999 report issued by the Investor Responsibility Research Center ("IRRC"), which has tracked 2,080 companies with poison pills and has recorded the outcome of 260 anti-pill shareholder resolutions since 1987, this 81% vote was one of the highest tallies ever recorded on an anti-pill resolution opposed by management. Yet the Board has not rescinded the outstanding rights and the Renewed Rights Agreement remains in place. Instead, in advance of this year's annual meeting after, again, being notified of a proposal to terminate the Company's poison pill, the Company amended it on May 28, 1999, again, before the shareholders could voice their opinions on it. A clear message must be delivered to the Board that the shareholders are displeased with the Board's blatant disregard of our wishes, and that we want to control the destiny of the Company.

                  The Renewed Rights Agreement, as amended, would cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Board or deemed "qualified" under this agreement. Greenway believes that these devices, often called "poison pills", serve to insulate management from direct shareholder accountability. Indeed, the Company's actions in instituting the Renewed Rights Agreement while aware of the 1998 Poison Pill Termination Proposal, not responding to an overwhelming vote of its shareholders in favor of such proposal, and its subsequent amendment before the shareholders are, again, heard at the 1999 Annual Meeting, evidences, in Greenway's opinion, management's blatant disregard of the shareholders' wishes and judgments concerning their own best interests. Our Poison Pill Termination Proposal merely asks that when the Company seeks to "protect" its shareholders through a "rights plan" that it first asks its shareholders' opinion.

                      Certain Advantages and Disadvantages
                     of the Poison Pill Termination Proposal

                  The Poison Pill Termination Proposal is non-binding on the Company's Board; even if it is adopted by the shareholders, as was the case with respect to the 1998 Poison Pill Termination Proposal, the Board would have no obligation to take any action. Even if the Board were to follow the recommendations contained in the Poison Pill Termination Proposal by terminating the Renewed Rights Agreement and not adopting a new rights agreement without shareholder approval, the Board could subsequently seek shareholder approval for a new rights agreement when faced with an uninvited offer to acquire the Company (or even in the absence of such an offer) by calling a special meeting of shareholders for this purpose. The Company would simply incur the modest expenses of calling such a meeting and soliciting shareholder votes.

                  The Company's Certificate of Incorporation (the "Certificate") and New York Business Corporation Law (the "NYBCL") provide significant impediments to many forms of unsolicited offers for the Company. The Certificate provides that: (i) Directors serve staggered terms, preventing any insurgent shareholder or group of shareholders from gaining a majority of the seats on the Board in a single year; (ii) certain transactions, including mergers with a beneficial owner of more than 5% of the Company's Voting Stock (as defined in the Certificate), are in most cases subject to approval by a majority of disinterested shareholders; and (iii) the Company has authorized for issuance a "blank check" preferred stock that can be used to dilute the ownership or voting power of an acquiror not approved by the Board. The NYBCL provides: (i) significant limitations on business combinations with a beneficial owner of 20% of a corporation's stock (an "Interested Shareholder") that has not been approved by the Board or, in the case of a person that has been an Interested Shareholder for five years or more, by disinterested shareholders; (ii) limitations on the payment of "greenmail" to owners of 10% or more of a company's stock who have held such stock for less than two years; and (iii) that directors may consider certain corporate constituencies other than shareholders in taking action that may relate to a change of control.

                  It has been established under New York law that a board of directors may generally adopt a rights plan without shareholder approval and, since the 1980's, many companies have in fact put rights plans in place without shareholder approval. Poison pills are considered extremely potent corporate takeover defense mechanisms, and the Company's existing poison pill may, in some respects, be aligned with shareholder interests. Commentators and corporate governance experts disagree on the propriety and utility of poison pills, and it is possible that, should the Company's Board follow the recommendations contained in the Poison Pill Termination Proposal, the Board's ability to adopt a poison pill to fend off hostile takeovers may be impeded due to the procedural constraints on the adoption of rights plans imposed by the Poison Pill Termination Proposal. Proponents of poison pills assert that rights plans enable the board to respond in an orderly manner to unsolicited bids by providing sufficient time to carefully evaluate the fairness of an unsolicited offer and the credibility of the bidder, and thereby giving the board the flexibility to explore alternative strategies for maximizing shareholder value. Studies have been reported that support these positions, including studies cited by the IRRC of investment banking firm J.P. Morgan Securities, proxy solicitor Georgeson, and professors Comment and Schwert, each of which concluded that poison pills are associated with higher premiums to selling shareholders in takeovers. It has been argued that poison pills deter abusive takeover tactics. They also assert that rights plans provide incentives for a potential acquiror to negotiate in good faith with the board, and that such negotiations are likely to maximize value for shareholders by soliciting the highest possible price from the bidder.

                  If the Board implemented the Poison Pill Termination Proposal, the Company could subsequently receive an acquisition offer while there is no rights plan in place. A tender offer made to the Company's shareholders could be consummated after as few as 20 business days. To adopt such a new rights plan as a defensive measure under this proposal, the Board would be faced with the procedural necessity of calling a special meeting of shareholders to approve the rights plan. Under the Company's By-laws, the Board would establish a record date of shareholders entitled to vote at such meeting, and the Company would be required to provide such shareholders with at least ten days' prior written notice of the meeting. As a result, to adopt a new poison pill, the Company could have as few as ten days to act. The presence of holders of a majority of the shares entitled to vote at the special meeting would be needed to establish a quorum, and the affirmative vote of the holders of a majority of the shares present at such meeting would be necessary to adopt the rights plan. Of course, the Poison Pill Termination Proposal is non-binding, both now and in the future. Accordingly, even if the Board adopted the proposal and eliminated the Company's poison pill at this time, it would not be required to follow such proposal in the future and could therefore adopt a new poison pill without shareholder approval.

                  In recent years, shareholders have, with increased frequency, taken steps to oppose the unilateral adoption of rights plans by management. According to a 1998 report by the IRRC, shareholder proponents submitted 23 anti-pill proposals to 22 companies in 1998 (including Woolworth) and, according to a 1999 report by the IRRC, 35 anti-pill proposals have been submitted for 1999. According to the 1998 report of the IRRC, in 1997, proposals to redeem or permit shareholder voting on poison pills were passed at thirteen companies, including Bausch & Lomb, CSX, Columbia/HCA Healthcare, Consolidated Natural Gas, Digital Equipment, Fleming, Fluor, Lukens, Mallinckrodt, PLM International,

SuperValu, Talley Industries and Wellman. According to the 1999 report, in 1998, proposals to redeem or permit shareholder voting on poison pills were passed at nine companies, including Avondale Industries, CSX, Consolidated Natural Gas, GRC International, Jostens and Quaker Oats as well as the Company. Shareholders have opposed poison pills on the grounds that poison pills force potential investors to negotiate potential acquisitions with management, instead of making their offer directly to the shareholders. Shareholder proponents further assert that poison pills can pose such an obstacle to a takeover that management becomes entrenched. Greenway believes that such entrenchment and the consequential lack of accountability may adversely affect shareholder value.

                  Greenway believes that it is essential to prevent such entrenchment and that shareholders be given an opportunity to determine whether a poison pill is the best and most appropriate mechanism for defending the Company against hostile bids. Greenway believes that poison pills insulate management from the threat of a change of control and they provide a target's board with veto power over takeover bids, even when shareholders believe that such bids are in their best interests. Greenway believes that a management group that is responsive to its shareholders and, accordingly, is seeking to foster corporate growth and shareholder value may be the most effective tool in fighting off abusive takeover bids. Although since the initial adoption of poison pills in the 1980's there have been several studies of poison pills, there is a lack of consensus that rights plans are effective in obtaining maximum value for shareholders. Greenway believes that the Board's unilateral adoption of the Renewed Rights Agreement and amendment in advance of the 1999 Annual Meeting is a further demonstration of its unwillingness to be responsive to its shareholders. The shareholders, as the owners of the Company, should have the right to consider whether a rights plan is appropriate for this Company and the adoption of the Poison Pill Termination Proposal would send a message to the Board that the shareholders oppose their unilateral adoption of the Renewed Rights Agreement.

                                      * * *

                  GREENWAY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ADOPTION OF THE POISON PILL TERMINATION PROPOSAL. IF OUR NOMINEES ARE ELECTED THEY INTEND TO SUPPORT A REDEMPTION OF RIGHTS DISTRIBUTED UNDER, AND A TERMINATION OF, THE RIGHTS AGREEMENT TOGETHER WITH A PROHIBITION ON THE ADOPTION OF A NEW RIGHTS AGREEMENT WITHOUT SHAREHOLDER APPROVAL.

                               NATURE OF PROPOSALS

                  As stated above, both the Poison Pill Termination Proposal and the Woolworth Proposal are non-binding recommendations; even if the shareholders adopt these proposals, the Company's Board of Directors would not be required to take the recommended actions.

                                  VOTE REQUIRED

                  Director nominees who receive the greatest number of votes cast at the 1999 Annual Meeting will be elected as directors. The affirmative vote of the holders of a majority of the votes cast at the meeting will be required to approve each other proposal.

                            METHOD OF COUNTING VOTES

                  Votes will be counted and certified by independent inspectors of election. Under the rules of the Securities and Exchange Commission ("SEC"), boxes and a designated blank space are provided on the proxy card for you to mark if you wish to vote "for" or "against" or "abstain" from voting on one or more of the proposals, or to withhold authority to vote for one or more of the nominees for director. New York law and the Company's By-laws require the presence of a quorum at the 1999 Annual Meeting. Under New York law, abstentions are not counted in determining the votes cast for any proposal. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for those individuals. Broker non-votes, which occur when brokers do not receive voting instructions from their customers on non-routine matters and, consequently, have no discretion to vote on those matters, are not counted as votes cast for any proposal.

                  The Company's Certificate of Incorporation and By-laws do not contain any provisions with respect to the effect of abstentions or broker non-votes.

                     CERTAIN INFORMATION CONCERNING GREENWAY
                 AND THE OTHER PARTICIPANTS IN THE SOLICITATION

                  Information concerning Greenway, Gary K. Duberstein, Andrew P. Hines, Alfred D. Kingsley and Howard Stein, who are each "participants in the solicitation" as defined in the proxy rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and their affiliates and associates, is set forth on Appendix A hereto.

                  Greenway, Duberstein, Hines, Kingsley and Stein and each of their affiliates and associates, intend to vote their shares of the Company's Common Stock in accordance with the recommendations of Greenway set forth herein.

                     CERTAIN INTERESTS IN THE PROPOSALS AND
                    WITH RESPECT TO SECURITIES OF THE ISSUER

                  To the knowledge of the Greenway Group, there are no contracts, arrangements, understandings or relationships (legal or otherwise) among Greenway, any other member of the Greenway Group or their respective associates or controlling persons or between Greenway or any of the foregoing persons with respect to any securities of the Company except as follows: As described in Appendix A hereto, the respective partnership agreements of Greenway and Greentree Partners, L.P. ("Greentree"), an affiliate of Greenway, each contains provisions whereby its general partners (i.e., Greenhouse Partners, L.P. and Greenhut, L.L.C. in the case of Greenway and Greentree, respectively, each affiliates of Greenway) will receive annually a certain percentage of realized and unrealized profits, if any, derived from the partnership's investments. The agreements governing Greensea Offshore, L.P. ("Greensea"), an affiliate of Greenway, provide that Greenhut Overseas, L.L.C., an affiliate of Greenway that acts as its investment general partner, will receive annually a certain percentage of realized and unrealized profits, if any, derived from Greensea's investments. Pursuant to the Articles of Association of Greenland Investment Company Limited, LLC ("Greenland), an affiliate of Greenway, Greenhut Overseas, LLC, an affiliate of Greenway, will receive annually a certain percentage of realized and unrealized profits, if any, derived from Greenland's investments. Greenbelt Corp., an affiliate of Greenway, also receives annually a certain percentage of realized and unrealized profits, if any, resulting from the investments in each of its managed accounts.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

                  The following table presents, as of June 1, 1999, based solely on information contained in the Company's 1999 Proxy Statement, the Common Stock beneficially owned (as that term is defined by the Securities and Exchange Commission) by all directors, nominees and named executive officers of the Company, and the directors, nominees and executive officers of the Company as a group. This beneficially owned Common Stock includes shares of Common Stock which they had a right to acquire within 60 days of such date by the exercise of options granted under the Company's stock option plans.

                  Except as otherwise noted in a footnote below, each director, nominee and executive officer has sole voting and investment power with respect to the number of shares of Common Stock set forth opposite his or her name in the table.

                  Shares reported below as beneficially owned that may be acquired upon the exercise of options cannot be voted. Of 2,980,647 shares reported as beneficially owned by directors and executive officers as a group, 1,825,292 were subject to options that had not been exercised as of the date reported. Accordingly, as of such date, these persons had voting or investment power with respect to 1,155,355 shares of Common Stock. Directors and named executive officers as a group had voting or investment power with respect to 952,030 shares of Common Stock (similarly, excluding shares subject to options as of the date reported).

                                                          AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER                                  BENEFICIAL OWNERSHIP
------------------------                                  --------------------
J. Carter Bacot...................................................4,490
M. Jeffrey Branman..............................................226,773(a)
Purdy Crawford...................................................11,782
John E. DeWolf III..............................................106,666(b)
Roger N. Farah................................................1,380,979(c)
Philip H. Geier Jr...............................................11,782

Jarobin Gilbert Jr................................................2,008
Dale W. Hilpert.................................................667,351(d)
Reid Johnson......................................................5,000
Allan Z. Loren......................................................888
Margaret P. MacKimm...............................................5,990
John J. Mackowski.................................................6,855
James E. Preston.................................................25,915(e)
Christopher A. Sinclair...........................................3,882
All 21 directors and executive officers
     as a group, including the named executive
     officers ................................................2,980,647(f)

---------------

(a) Includes 40,000 shares of restricted stock granted on February 1, 1999; 141,666 shares that may be acquired by the exercise of stock options; 29,786 shares issued on April 16, 1999 in payment of 50 percent of his long-term bonus for 1996-1998; and 275 shares held in the Company's 401(k) Plan.

(b) Includes 40,000 shares of restricted stock granted on February 1, 1999, and 66,666 shares that may be acquired by the exercise of stock options.

(c) Includes 275,000 shares of restricted stock granted on April 26, 1999; 115,488 shares issued on April 16, 1999 in payment of 50 percent of his long-term bonus for 1996-1998; 800,000 shares that may be acquired by the exercise of stock options; and 314 shares held in the Company's 401(k) Plan.

(d) Includes 100,000 shares of restricted stock granted on February 1, 1999; 57,744 shares issued on April 16, 1999 in payment of 50 percent of his long-term bonus for 1996-1998; 499,999 shares that may be acquired by the exercise of stock options and 2,239 shares held in the Company's 401(k) Plan.

(e) Excludes 50 shares of Common Stock owned by Mr. Preston's stepchildren, with respect to which Mr. Preston disclaims beneficial ownership.

(f) This figure represents approximately 2.17 percent of the shares of Common Stock outstanding at the close of business on June 1, 1999. It includes all of the shares referred to in footnotes (a) through (e) above, a total of 316,961 shares that may be acquired within 60 days after June 1, 1999 by executive officers of the Company (excluding the named executive officers) by the exercise of stock options, and 3,220 shares held by executive officers (excluding the named executive officers) in the Company's 401(k) Plan.

                             PRINCIPAL SHAREHOLDERS

                  The following table sets forth, based solely, except as otherwise described herein, on information contained in the Company's 1999 Proxy Statement, the number and percentage of outstanding shares of Common Stock beneficially owned by each person known to Greenway (other than the Greenway Group) as of such date to be the beneficial owner of more than five percent of the outstanding shares of Common Stock. The information with respect to the Greenway Group has been provided by the members thereof as of June 21, 1999.

                                                            AMOUNT AND NATURE OF
NAME AND ADDRESS                                                 BENEFICIAL             PERCENTAGE OF
OF BENEFICIAL OWNER                                              OWNERSHIP                  CLASS
-------------------                                              ---------                  -----
Greenway Partners, L.P.,                                         19,494,022 (a)             14.2%
Greentree Partners, L.P.
Greenhut, L.L.C.,
Greenbelt Corp.,
Greenhouse Partners, L.P.,
Greenhut Overseas, L.L.C.,
Gary K. Duberstein
and Alfred D. Kingsley
277 Park Avenue
New York, NY  10172
Greensea Offshore, L.P.
P.O. Box 1561
Mary Street
Grand Cayman, Cayman Islands
British West Indies

AXA Assurance I.A.R.D. Mutuelle                                  13,684,101 (b)             10.4% (b)
and AXA Assurances Vie Mutuelle
21, rue de Chateaudin
75009 Paris, France
AXA Conseil Vie Assurance Mutuelle                                      (b)
100-101 Terasse Boieldieu
92042 Paris La Defense France
AXA Courtage Assurance Mutuelle                                         (b)
26, rue Louis le Grand
75002 Paris, France
The Equitable Companies Incorporated                                    (b)
1290 Avenue of the Americas
New York, New York  10104
AXA                                                                     (b)
9 Place Vendome
75001 Paris, France


                                       18

Mellon Bank Corporation                                           7,795,653 (c)              5.74% (c)
One Mellon Bank Center
Pittsburgh, PA  15258

Sasco Capital, Inc.                                               6,940,213 (d)              5.1% (d)
10 Sasco Hill Road
Fairfield, CT  06430



(a) Reflects shares beneficially owned as of June 21, 1999. Greenway Partners, L.P. holds sole voting and dispositive power with respect to 2,350,000 shares, Greentree Partners, L.P. holds sole voting and dispositive power with respect to 1,500,900 shares, Greenhouse Partners, L.P. holds shared voting and dispositive power with respect to 2,350,000 shares; Greenhut, L.L.C. holds shared voting and dispositive power with respect to 1,500,900 shares; Greenbelt Corp. holds sole voting and dispositive power with respect to 12,851,322 shares, Greensea Offshore, L.P. holds sole voting and dispositive power with respect to 2,250,000 shares; Greenhut Overseas, L.L.C. holds shared voting and dispositive power with respect to 2,250,000 shares; Alfred D. Kingsley holds sole voting and dispositive powers with respect to 541,800 shares and shared voting and dispositive power with respect to 18,952,222 shares; and Gary K. Duberstein holds shared voting and dispositive power with respect to 18,952,222 shares. The foregoing table does not reflect shares of Common Stock beneficially owned directly by Mr. Hines or Mr. Stein. Greenway and its affiliates each disclaim beneficial ownership of such shares.

(b) Reflects shares beneficially owned as of January 31, 1999 according to a statement on Schedule 13G filed with the SEC. As reported in the 13G, the parent holding companies - AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, AXA Conseil Vie Assurance Mutuelle, AXA Courtage Assurance Mutuelle and AXA - hold sole voting power with respect to 1,020,101 shares; sole dispositive power with respect to 13,257,001 shares; shared voting power with respect to 12,632,900 shares and shared dispositive power with respect to 427,100 shares. The Equitable Companies Incorporated, a parent holding company, holds sole voting power with respect to 590,001 shares; sole dispositive power with respect to 13,254,001 shares and shared voting power with respect to 12,632,900 shares.

(c) Reflects shares beneficially owned as of December 31, 1998, according to a statement on Schedule 13G filed with the SEC. Mellon Bank Corporation, a parent holding company, reported that it holds sole voting power with respect to 6,138,212 shares; sole dispositive power with respect to 7,501,655 shares; shared voting power with respect to 841 shares and shared dispositive power with respect to 107,243 shares. All of the shares are held by Mellon Bank Corporation and its direct or indirect subsidiaries in their various fiduciary capacities.

(d) Reflects shares beneficially owned as of February 22, 1999 according to a statement on Schedule 13G filed with the SEC. Sasco Capital, Inc. reported that it has beneficial ownership to direct the disposition of 6,940,213 shares and has the sole power to vote 4,294,621 shares.


                          PROXY SOLICITATION; EXPENSES

                  Proxies may be solicited by Greenway, partners and employees of Greenway, and by the other Participants by mail, telephone, telecopier, the Internet and personal solicitation. Regular employees of Greenway and its affiliates may be used to solicit proxies and, if used, will not receive additional compensation for such efforts. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the solicitation material of the Greenway Group to their customers for whom they hold shares, and Greenway will reimburse them for their reasonable out-of-pocket expenses. In addition, the Company has retained Garland Associates, Inc. ("Garland") to assist in the solicitation of proxies for a fee of $7,500 plus out of pocket expenses. Garland will employ approximately three people to solicit the Company's shareholders.

                  The entire expense of preparing, assembling, printing and mailing this Proxy Statement and related materials, and the cost of soliciting proxies for the proposals endorsed by the Greenway Group, will be borne by Greenway. Greenway estimates such expenses to be $150,000 (including professional fees and expenses, but excluding any costs represented by salaries and wages of regular employees of Greenway and its affiliates). The total expenditures to date have been approximately $60,000, paid by Greenway. Greenway does not intend to seek reimbursement from the Company for Greenway's expenses.

              SHAREHOLDERS' PROPOSALS IN COMPANY'S PROXY STATEMENT

                  The Company's By-laws require that notice of nominations to the Board of Directors proposed by shareholders be received by the Secretary of the Company, along with certain other specified material, at least 75 days prior to the meeting of shareholders at which directors are to be elected. Any shareholder who wishes to nominate a candidate for election to the Board should obtain a copy of the relevant section of the By-laws from the Secretary of the Company.


                  Proposals of shareholders intended to be presented pursuant to Rule 14a-8 under the Exchange Act at the 2000 annual meeting must be received by the Secretary of the Company no later than February 16, 2000 in order to be considered for inclusion in the 2000 proxy statement. In order for proposals of shareholders made outside of Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Secretary of the Company no later than May 1, 2000. All proposals should be addressed to the Secretary, Venator Group, Inc., 233 Broadway, New York, New York 10279.

Dated:   June 22, 1999
                                                     Sincerely,

                                                     Your Fellow Shareholders,

                                                     Greenway Partners, L.P.
                                                     Gary K. Duberstein
                                                     Andrew P. Hines
                                                     Alfred D. Kingsley
                                                     Howard Stein

                                   APPENDIX A

                  Information is being given herein for (i) Greenway Partners, L.P. ("Greenway"), (ii) Gary K. Duberstein, a natural person and nominee for the Board of Directors of the Company ("Duberstein"), (iii) Andrew P. Hines, a natural person and nominee for the Board of Directors of the Company ("Hines"),
(iv) Alfred D. Kingsley, a natural person and nominee for the Board of Directors of the Company ("Kingsley"), and (v) Howard Stein, a natural person and nominee for the Board of Directors of the Company ("Stein"), who are each a "participant in a solicitation" as defined under the proxy rules (collectively, the "Participants").

                  Information is also given for Greentree Partners, L.P. ("Greentree"), Greenhouse Partners, L.P. ("Greenhouse"), Greenhut, L.L.C. ("Greenhut"), Greenbelt Corp. ("Greenbelt"), Greensea Offshore, L.P. ("Greensea"), Greenhut Overseas, L.L.C. ("Greenhut Overseas"), which are each "associates", as defined under the proxy rules, of Greenway, Kingsley and Duberstein.

                  Each of Greenway, Greentree and Greenhouse is a Delaware limited partnership. Each of Greenhut and Greenhut Overseas is a Delaware limited liability company. Greenbelt is a Delaware corporation. Greensea is an exempted limited partnership formed under the laws of the Cayman Islands.

                  Greenway, Greentree and Greensea are principally engaged in the business of investing in securities. The principal business of Greenhouse is being the general partner of Greenway. The principal business of Greenhut is being the general partner of Greentree. The principal business of Greenhut Overseas is being the investment general partner of Greensea. The principal business of Greenbelt is managing a small number of accounts containing securities for which Greenbelt has voting and dispositive power, and, consequently, is the beneficial owner.

                  The present principal occupation of each of Duberstein and Kingsley is participating in the management of Greenhouse, Greenhut and Greenhut Overseas. In addition, Mr. Kingsley is senior managing director, and Mr. Duberstein is managing director, of both Greenway and Greentree. Also, Mr. Kingsley is president, and Mr. Duberstein is vice president, secretary and treasurer of Greenbelt. The business address of each of the Participants and the Associates (other than Greensea and Hines) is 277 Park Avenue, 27th Floor, New York, New York 10172. The business address of Greensea is P.O. Box 1561, Mary Street, Grand Cayman, Cayman Island, British West Indies.

                  Hines is employed as Executive Vice President and Chief Financial Officer of Outboard Marine Corporation, a manufacturer of outboard marine engines and boats, which position constitutes his present principal occupation. Hines's business address is 100 Sea Horse Drive, Waukegan, IL 60085.

                  Stein retired as Chairman and Chief Executive Officer of Dreyfus Corporation in August 1996.

                  The Participants and their associates may be deemed to have direct beneficial ownership of the Company's Common Stock ("Shares") as follows:

                                                                 APPROXIMATE
                                                                   MARGIN
NAME                         NUMBER OF SHARES                   INDEBTEDNESS
----                         ----------------                   ------------
Greenway                         2,350,000                   $  9.2 million
Greentree                        1,500,900                   $  7.5 million
Greenbelt                       12,851,322                   $ 31.0 million
Greensea                         2,250,000                   $  6.6 million
Alfred D. Kingsley                 541,800                   $  1.8 million
Andrew P. Hines                        590                            -
Howard Stein                       120,000                   $  0.2 million

                  The Shares were purchased in accounts which hold other securities and may have been subject to ordinary course margin indebtedness from time-to-time. The approximate amount of margin indebtedness attributable to the Shares as of June 8, 1999 is estimated in the table above.

                  Greenhouse, as the general partner of Greenway, may be deemed to own beneficially (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) Shares which Greenway may be deemed to possess direct beneficial ownership. Each of Messrs. Kingsley and Duberstein, as general partners of Greenhouse, may be deemed to beneficially own Shares which Greenhouse may be deemed to beneficially own. Each of Messrs. Kingsley and Duberstein disclaim beneficial ownership of such Shares for all other purposes.

                  Greenhut, as the general partner of Greentree, may be deemed to own beneficially (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) Shares which Greenway may be deemed to possess direct beneficial ownership. Each of Messrs. Kingsley and Duberstein, as members of Greenhut, may be deemed to beneficially own Shares which Greenhut may be deemed to beneficially own. Each of Messrs. Kingsley and Duberstein disclaim beneficial ownership of such Shares for all other purposes.

                  Greenhut Overseas, as the investment general partner of Greensea, may be deemed to own beneficially (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) Shares which Greensea may be deemed to possess direct beneficial ownership. Each of Messrs. Kingsley and Duberstein, as members of Greenhut Overseas, may be deemed to beneficially own Shares which Greenhut Overseas may be deemed to beneficially own. Each of Messrs. Kingsley and Duberstein disclaim beneficial ownership of such Shares for all other purposes.

                  Greenbelt has direct beneficial ownership of the Shares in the accounts which it manages. In addition, Greenbelt is the investment advisor for Greenland Investment Company Limited, a Cayman Islands company ("Greenland"). In such capacity, Greenbelt has the right to vote and direct the disposition of the 1,739,700 Shares held by Greenland and, consequently, has direct beneficial ownership of such Shares. Kingsley and Duberstein, as executive officers and directors of Greenbelt, may be deemed to beneficially own Shares which Greenbelt beneficially owns. Each of Kingsley and Duberstein disclaim beneficial ownership of such Shares for all other purposes.

                  To the best of the knowledge of the Participants and their associates, none has been, within the past year, a party to any contract, arrangements or understanding with any person with respect to any securities of the Company, including but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profits, division of losses or profits, or the giving or withholding of proxies, except as follows: the respective partnership agreements of Greenway and Greentree each contains provisions whereby its general partner (i.e., Greenhouse in the case of Greenway and Greenhut in the case of Greentree) will receive annually a certain percentage of realized and unrealized profits, if any, derived from the partnership's investments. The agreements governing Greensea provide that Greenhut Overseas, as investment general partner, will receive annually a certain percentage of realized and unrealized profits, if any, derived from Greensea's investments. Greenbelt also receives annually a certain percentage of realized and unrealized profits, if any, resulting from the investments in each of its managed accounts. Pursuant to the Articles of Association of Greenland, Greenhut Overseas will receive annually a certain percentage of realized and unrealized profits, if any, derived from Greenland's investments.

                  No Participant or Associate owns any securities of the Company of record but not beneficially.

                  None of the Participants and none of their associates has any arrangement or understanding with any person with respect to (i) any future employment with the Company or (ii) any future transactions to which the Company or any of its affiliates may be a party.
                  The following is a summary of all transactions in Company securities by the Participants over the last two years.

------------------------- ------------------------------------------------ ---------------------
  DATE OF TRANSACTION                  NATURE OF TRANSACTION                 NUMBER OF SHARES
------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                07/28/97  Sale of Shares by Greenway Partners                        75,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                09/03/98          Purchase of Shares by Greenway Partners           150,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                09/09/98  Purchase of Shares by Greenway Partners                    25,000


------------------------- ------------------------------------------------ ---------------------


                                      A-3

------------------------- ------------------------------------------------ ---------------------
  DATE OF TRANSACTION                  NATURE OF TRANSACTION                 NUMBER OF SHARES
------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                10/07/98  Purchase of Shares by Greenway Partners                    40,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                10/08/98  Purchase of Shares by Greenway Partners                    50,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                10/09/98  Purchase of Shares by Greenway Partners                    59,300

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                01/04/99  Purchase of Shares by Greenway Partners                   300,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                01/28/99  Purchase of Shares by Greenway Partners                   350,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                07/29/97  Sale of Shares by Greenbelt for Howard Stein's             39,000
                          managed account
------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                07/07/98  Purchase of Shares by Greenbelt for Howard                 45,000
                          Stein's managed account
------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                07/07/98  Purchase of Shares by Greenbelt for Howard                 15,000
                          Stein's managed account

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                07/08/98  Purchase of Shares by Greenbelt for Howard                 40,000
                          Stein's managed account

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                07/24/98  Purchase of Shares by Greenbelt for Howard                 25,000
                          Stein's managed account

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                07/27/98  Purchase of Shares by Greenbelt for Howard                 15,000
                          Stein's managed account

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                07/28/98  Purchase of Shares by Greenbelt for Howard                 20,000
                          Stein's managed account

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                07/29/98  Purchase of Shares by Greenbelt for Howard                 20,000
                          Stein's managed account

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                07/31/98  Purchase of Shares by Greenbelt for Howard                 20,000
                          Stein's managed account

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                08/11/98  Purchase of Shares by Greenbelt for Howard 10,000
                          Stein's managed account

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                08/21/98  Purchase of Shares by Greenbelt for Howard                 60,000
                          Stein's managed account

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                09/24/98  Purchase of Shares by Greenbelt for Howard 60,000
                          Stein's managed account

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                01/04/99  Purchase of Shares by Greenbelt for Howard                324,000
                          Stein's managed account

------------------------- ------------------------------------------------ ---------------------

                                      A-4

------------------------- ------------------------------------------------ ---------------------
  DATE OF TRANSACTION                  NATURE OF TRANSACTION                 NUMBER OF SHARES
------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                01/28/99  Purchase of Shares by Greenbelt for Howard                200,000
                          Stein's managed account

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                09/03/98  Purchase of Shares by Alfred D. Kingsley                  250,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                09/04/98  Purchase of Shares by Alfred D. Kingsley                   50,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                09/10/98  Purchase of Shares by Alfred D. Kingsley                   30,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                10/09/98  Purchase of Shares by Alfred D. Kingsley                   71,800

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                02/17/99  Purchase of Shares by Alfred D. Kingsley                   50,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                02/17/99  Purchase of Shares by Alfred D. Kingsley                   50,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                02/18/99  Purchase of Shares by Alfred D. Kingsley                   40,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                05/12/97  Distribution of Shares by Greentree Partners              600,000
                          to a Partner

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                05/13/97  Purchase of Shares by Greentree Partners                  550,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                07/30/97  Sale of Shares by Greentree Partners                       60,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                10/28/97  Purchase of Shares by Greentree Partners                   20,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                03/23/98  Sale of Shares by Greentree Partners                        3,100

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                05/18/98  Purchase of Shares by Greentree Partners                   43,100

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                06/17/98  Purchase of Shares by Greentree Partners                   30,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                06/25/98  Purchase of Shares by Greentree Partners                   20,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                06/26/98  Purchase of Shares by Greentree Partners                   20,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                06/29/98  Purchase of Shares by Greentree Partners                    8,900

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                07/13/98  Purchase of Shares by Greentree Partners                   21,100

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                07/14/98  Purchase of Shares by Greentree Partners                   20,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                07/22/98  Purchase of Shares by Greentree Partners                   31,100

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                07/23/98  Purchase of Shares by Greentree Partners                   26,500

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                07/24/98  Purchase of Shares by Greentree Partners                   22,400

------------------------- ------------------------------------------------ ---------------------

                                      A-5

------------------------- ------------------------------------------------ ---------------------
  DATE OF TRANSACTION                  NATURE OF TRANSACTION                 NUMBER OF SHARES
------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                07/30/98  Purchase of Shares by Greentree Partners                   28,200

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                07/31/98  Purchase of Shares by Greentree Partners                   20,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                08/03/98  Purchase of Shares by Greentree Partners                   10,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                08/03/98  Purchase of Shares by Greentree Partners                   11,800

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                08/05/98  Purchase of Shares by Greentree Partners                   15,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                08/21/98  Purchase of Shares by Greentree Partners                   55,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                12/31/98  Purchase of Shares by Greentree Partners                   74,200

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                01/04/99  Purchase of Shares by Greentree Partners                  186,700

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                01/28/99  Purchase of Shares by Greentree Partners                  200,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                07/30/97  Sale of Shares by Andrew P. Hines*                          7,251

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                07/30/97  Sale of Shares by Andrew P. Hines*                         12,598

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                08/01/97  Sale of Shares by Andrew P. Hines*                          1,500

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                08/26/97  Sale of Shares by Andrew P. Hines*                          1,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                08/26/97  Sale of Shares by Andrew P. Hines*                         25,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                08/26/97  Sale of Shares by Andrew P. Hines*                         66,984

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                03/12/98  Sale of Shares by Andrew P. Hines*                          1,341

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                10/28/97  Purchase of Shares by Howard Stein                         11,100

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                10/28/97  Purchase of Shares by Howard Stein                         13,900

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                 5/18/98  Purchase of Shares by Howard Stein                         10,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                 5/26/98  Purchase of Shares by Howard Stein                         10,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                 5/28/98  Purchase of Shares by Howard Stein                         10,000

------------------------- ------------------------------------------------ ---------------------


------------------------
*  Each trade represents exercise of, and subsequent sale of stock underlying, options held by Andrew P. Hines.

                                      A-6

------------------------- ------------------------------------------------ ---------------------
  DATE OF TRANSACTION                  NATURE OF TRANSACTION                 NUMBER OF SHARES
------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                 10/1/98  Purchase of Shares by Howard Stein                         25,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                 10/6/98  Purchase of Shares by Howard Stein                         15,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                 10/6/98  Purchase of Shares by Howard Stein                         10,000

------------------------- ------------------------------------------------ ---------------------
------------------------- ------------------------------------------------ ---------------------
                12/28/98  Purchase of Shares by Howard Stein                         15,000

------------------------- ------------------------------------------------ ---------------------


                               VENATOR GROUP, INC.


P THIS PROXY IS SOLICITED ON BEHALF OF GREENWAY PARTNERS, L.P. AND THE OTHER PARTICIPANTS IDENTIFIED IN THE PROXY STATEMENT FURNISHED HEREWITH (COLLECTIVELY, THE "GREENWAY GROUP") FOR THE ANNUAL MEETING OF SHAREHOLDERS, JULY 16, 1999 AT 1:00 P.M.
R
     Gary K. Duberstein and Alfred D. Kingsley, or any of them, each with power of substitution, are hereby authorized to vote the shares of the undersigned at the Annual Meeting of Shareholders of Venator Group, Inc.,
O to be held on July 16, 1999, at 1:00 P.M. local time, at 311 Manatee Avenue West, Bradenton, Florida 34205 and at any adjournment or postponement thereof, upon the matters set forth in the Venator Group, Inc. Proxy Statement and upon such other matters as may properly come before the
X Annual Meeting, voting as specified on the reverse side of this card with respect to the matters set forth in the Proxy Statement, and voting in the discretion of the above-named persons on such other matters as may properly come before the Annual Meeting.
Y
     PROPOSAL 1 - ELECTION OF DIRECTORS.

     Nominees for Terms Expiring at the Annual Meeting in 2002: Gary K. Duberstein, Andrew P. Hines, Alfred D. Kingsley and Howard Stein

     PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

     YOU MAY SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE GREENWAY GROUP'S RECOMMENDATIONS. THE PERSONS NAMED ABOVE AS PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.




                                    (continued and to be signed on reverse side)




C:\DATA\EDGAR\#684682 v1.rtf

[X] PLEASE MARK     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
    YOUR VOTES      MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY
    AS IN THIS      WILL BE VOTED FOR EACH OF PROPOSALS 1, 2, 3 AND 4.
    EXAMPLE


THE GREENWAY GROUP RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3 AND 4


1.  ELECTION OF                         FOR        WITHHELD
    DIRECTORS
    (see reverse side)                  [ ]          [ ]


FOR, except vote withheld from the following nominee(s):

---------------------------------------------------------------------



2.  APPOINTMENT OF INDEPENDENT         FOR      AGAINST      ABSTAIN
    ACCOUNTANTS
                                       [ ]        [ ]          [ ]




3.  GREENWAY PROPOSAL TO CHANGE        FOR      AGAINST      ABSTAIN
    THE NAME OF THE COMPANY BACK
    TO WOOLWORTH CORPORATION.          [ ]        [ ]          [ ]



4.  GREENWAY PROPOSAL TO               FOR      AGAINST      ABSTAIN
    TERMINATE THE POISON PILL
    RIGHTS PLAN                        [ ]        [ ]          [ ]



                    Date: ___________________________, 1999


                    ------------------------------------------------------------
                    (Signature)


                    ------------------------------------------------------------
                    (Signature)


                    ------------------------------------------------------------
                    (Title(s))


                    NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If signing on behalf of a corporation, sign the full corporate name by authorized officer. The signer hereby revokes all proxies heretofore given by the signer to vote at the 1999 Annual Meeting of Shareholders of Venator Group, Inc. and any adjournment or postponement thereof.